UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2005

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Section 1.  Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2005, Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., entered into a real estate purchase and sale agreement with Escanaba Timber LLC to purchase approximately 650,000 acres of timberland in the Upper Peninsula of Michigan, subject to customary closing conditions for transactions of this type. The transaction is valued at approximately $345 million, subject to closing adjustments, and is expected to close in the fourth quarter of 2005.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.

2.1	Real Estate Purchase and Sale Agreement between Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., and Escanaba Timber LLC, dated September 30, 2005.

99.1	Press Release of Plum Creek Timber Company, Inc., issued October 3, 2005, reporting the execution of a purchase and sale agreement between Plum Creek Timberlands, L.P. and Escanaba Timber LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: October 5, 2005

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

2.1	Real Estate Purchase and Sale Agreement between Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., and Escanaba Timber LLC, dated September 30, 2005.

99.1	Press Release of Plum Creek Timber Company, Inc., issued October 3, 2005, reporting the execution of a purchase and sale agreement between Plum Creek Timberlands, L.P. and Escanaba Timber LLC.